                                                                    EXHIBIT 99.4

                       SERVICE CORPORATION INTERNATIONAL

                           TENDER OF ALL OUTSTANDING
                 7.70% NOTES DUE 2009 ISSUED SEPTEMBER 25, 2002

                                IN EXCHANGE FOR

                              7.70% NOTES DUE 2009
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
 200--, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS IN THE EXCHANGE OFFER
  MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE
                                EXPIRATION DATE.

To Our Clients:

     We are enclosing a prospectus, dated             , 200-- (the
"Prospectus"), of Service Corporation International, a Texas corporation ("SCI"), and a related Letter of Transmittal (which together constitute the "exchange offer") relating to the offer by SCI to exchange its 7.70% Notes due 2009 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended, for a like principal amount of SCI's issued and outstanding 7.70% Notes due 2009 (the "Old Notes"), upon the terms and subject to the conditions set forth in the exchange offer.

     The exchange offer is not conditioned upon any minimum number of Old Notes being tendered.

     We are the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                      DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of the Depository Trust Company:

     The undersigned hereby acknowledges receipt of the prospectus dated
            , 200-- (the "Prospectus"), of Service Corporation International, a Texas corporation ("SCI"), and the accompanying Letter of Transmittal, that together constitute the offer of SCI (the "exchange offer") to exchange SCI's 7.70% Notes due 2009 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of SCI's issued and outstanding 7.70% Notes due 2009 (the "Old Notes"). Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the exchange offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

          $          of the 7.70% Notes due 2009.

     With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

     [ ] To tender the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered) (if any): $__________________________.

     [ ] not to tender any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

     - neither the undersigned nor any such other person is an "affiliate" (as defined below) of SCI or a broker-dealer tendering Old Notes acquired directly from SCI; and

     - the New Notes acquired in exchange for Old Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such New Notes;

     - the undersigned has no arrangement with any person to participate in a distribution of Old Notes or New Notes (within the meaning of the Securities Act); and

     - if the undersigned is not a broker-dealer, that the undersigned is not engaged in and does not intend to engage in the distribution of the New Notes.

For purposes hereof, an "affiliate" of any specified person shall mean any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

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                                   SIGN HERE

Name(s) of beneficial owner(s):
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Signature(s):
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Name(s):
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                                 (PLEASE PRINT)

Address(es):
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Telephone Number(s):
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Taxpayer Identification or Social Security Number(s):
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Date:
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